highlands VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on December 16, 2019.

Online
Go to **www.investorvote.com/HLND** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/HLND

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2019 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals – The Board of Directors recommend a vote FOR Items 1, 2, and 3.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated September 11, 2019, between Highlands Bankshares, Inc. and First Community Bankshares, Inc. (as such agreement may from time to time be amended).	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation to be paid to Highlands Bankshares, Inc.'s named executive officers that is based on or otherwise relates to the merger between Highlands Bankshares, Inc. and First Community Bankshares, Inc.	☐	☐	☐
3. To approve one or more adjournments of the special meeting, if necessary or appropriate to permit further solicitation of proxies from the holders of Highlands common stock in favor of Proposal 1. on this proxy card.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.
The material is available at: www.edocumentview.com/HLND

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HLND

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — HIGHLANDS BANKSHARES, INC.

Notice of 2019 Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — December 17, 2019

The undersigned hereby constitutes Bryan T. Booher, Robert W. Moser, Jr. and John H. Gray or any of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all shares of Common Stock of Highlands Bankshares, Inc. (the "Corporation") held of record by the undersigned on October 24, 2019 at the Special Meeting of Shareholders to be held at the Southwest Virginia Higher Education Center, One Partnership Circle, Abingdon, Virginia 24212 on December 17, 2019 at 1:00 p.m., Eastern Time or any adjournment thereof, for the following purposes:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐